As filed with the Securities and Exchange Commission on December 19, 2005.

                           Registration No. 333-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                            __________________

                       FLORIDA ROCK INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

             Florida                                   59-0573002
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)
                            155 E. 21st Street
                        Jacksonville, Florida 32206
                              (904) 355-1781
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            John D. Milton, Jr.
           Executive Vice President and Chief Financial Officer
                       Florida Rock Industries, Inc.
                            155 E. 21st Street
                        Jacksonville, Florida 32206
                              (904) 355-1781
         (Name, address, including zip code, and telephone number,
           including area code, of agent for service of process)
                            __________________

                                 Copy to:
                            Daniel B. Nunn, Jr.
                             McGuireWoods LLP
                     50 North Laura Street, Suite 3300
                        Jacksonville, Florida 32202
                              (904) 798-2654
                        (904) 360-6339 (facsimile)
                            __________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [x]
  If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                            __________________

                      CALCULATION OF REGISTRATION FEE
  Title of each class of    Amount    Proposed       Proposed     Amount
     securities to be       to be      maximum       maximum        of
    registered (1)(2)      registe    offering      aggregate    registra-
                             red      price per   offering price tion fee
                                        unit
---------------------------------------------------------------------------
Debt Securities
Preferred Stock
Common Stock
Warrants                     (3)         (3)           (3)          (3)
Purchase Contracts
Units (4)
Rights(5)
                            __________________
________________


(1) The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The selling security holders may purchase the securities directly from the Registrant or from one or more underwriters, dealers or agents.
(2) Additional securities (including securities to be issued by additional eligible registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.
(3) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a "pay-as-you-go basis."
(4) Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities which may include debt securities, shares of common stock or preferred stock, warrants and purchase contracts in any combination, which may or may not be separable from one another.
(5) Each share of common stock includes one preferred share purchase right as described under "Description of Capital Stock".

                  FLORIDA ROCK INDUSTRIES, INC.


                         Debt Securities
                         Preferred Stock
                          Common Stock
                            Warrants
                       Purchase Contracts
                              Units



                         _______________


     Florida Rock Industries, Inc. from time to time may offer to sell debt securities, preferred stock, common stock, warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Florida Rock.

      We will provide the specific terms of these securities in a supplement to this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

     The  common stock of Florida Rock is listed on the New  York
Stock Exchange and trades under the ticker symbol "FRK."

      Florida Rock may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

      This prospectus may be used by one or more selling security holders in connection with resales of these securities, including resales of common stock.

                        _________________


     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        ________________


               Prospectus dated December 19, 2005

                        TABLE OF CONTENTS

About This Prospectus                                          2
Where You Can Find More Information                            3
Incorporation of Certain Information by Reference              3
Cautionary Statement about Forward Looking Statements          3
About Florida  Rock Industries, Inc.                           4
Description of Capital Stock                                   4
Description of Securities We May Offer                         6
Ratio of Earnings to Fixed Charges                             6
Use of Proceeds                                                6
Selling Security Holders                                       6
Validity of the Securities                                     6
Experts                                                        6


                      ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement that Florida Rock filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under the shelf process, we may sell, separately or in units, any combination of the securities described in this prospectus in one or more offerings. In addition, one or more selling security holders may utilize this prospectus, from time to time, to sell these securities in one or more offerings.

     This prospectus provides you with a general description of the securities Florida Rock may offer. Each time Florida Rock sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In  this  prospectus, unless otherwise indicated, the  words
"Florida  Rock,"  "we,"  "our" and "us"  refer  to  Florida  Rock
Industries, Inc., a Florida corporation, and our subsidiaries.

               WHERE YOU CAN FIND MORE INFORMATION

      We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

      We also make available free of charge on or through our Internet web site (http://www.flarock.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, you may request copies of these filings at no cost by contacting our Finance Department at: Florida Rock Industries, Inc., Attn: John D. Milton, Jr., 155 E. 21st Street, Jacksonville, Florida 32206,
Telephone: (904) 355-1781, Telefax: (904) 791-1810.

      We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The  SEC's  rules  allow  us to  incorporate  by  reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

      We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

     (1) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005; and

     (2) All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from John
D. Milton, Jr., 155 E. 21st Street, Jacksonville, Florida 32206.

     CAUTIONARY  STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

      We  have  included  and incorporated by reference  in  this
prospectus   statements  that  may  constitute   "forward-looking
statements"  within the meaning of the safe harbor provisions  of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects,"
"expect,"   "expected,"   "project,"   "projects,"   "projected,"
"projections,"  "plans," "anticipates," "anticipated,"  "should,"
"think,"   "thinks,"   "designed   to,"   "foreseeable   future,"
"believe,"  "believes,"  "scheduled"  and   similar  expressions.
These statements are not historical facts but instead represent only Florida Rock's belief regarding future events and financial performance, many of which, by their nature, are inherently
uncertain   and   outside  of  Florida  Rock's  control.    These
statements may address, among other things, Florida Rock's strategy and expectations for growth, government and industry regulatory actions, legal matters, market conditions, financial results and reserves, as well as the expected impact on Florida
Rock   of   natural   and  man-made  (e.g.   terrorist   attacks)
catastrophic  events and political, economic,  legal  and  social
conditions.   It is possible that Florida Rock's actual  results,
financial conditions and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking
statements.   Important factors that could cause  Florida  Rock's
actual  results  to  differ,  possibly  materially,  from   those
discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions and cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and
unpredictable  developments  (including  natural   and   mad-made
catastrophes),  the  legal  environment,  legal  and   regulatory
proceedings, the competitive environment in which Florida Rock operates, interest rate fluctuations, levels of construction
activity   in  our  markets,  availability  of  cement   imports,
inflation, fuel costs, and levels of governmental spending for federal highways and infrastructure in the Company's markets. These factors are further discussed in the documents incorporated by reference into this prospectus. Florida Rock is not under any obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. See also "Where You
Can Find More Information" above for information about how to obtain a copy of the documents incorporated by reference into this prospectus.

               ABOUT FLORIDA ROCK INDUSTRIES, INC.

      You should read the following summary together with any subsequently filed prospectus, or amendment or supplement thereto, including more detailed information in our consolidated financial statements and related notes included in or incorporated by reference to such prospectus, amendment or supplements.

     Florida Rock is one of the nation's leading producers of construction aggregates, a major provider of ready-mix concrete and concrete products in the Southeastern and mid-Atlantic States and a significant supplier of cement in Florida and Georgia. We operate through three business segments: construction aggregates, concrete products and cement and calcium. The construction aggregates segment is engaged in the mining, processing, distribution and sale of sand, gravel and crushed stone. The concrete products segment is engaged in production and sale of ready-mix concrete, concrete block, prestressed concrete as well as sales of other building materials. The cement and calcium products segment is engaged in the production and sale of Portland and masonry cement, the importation of cement and slag and the sale of calcium products to the animal feed industry.

     Florida Rock was incorporated in 1945 as a Florida corporation. Our principal executive offices are located at 155
E. 21st Street, Jacksonville, Florida 32206. Our telephone number is (904)355-1781. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, are available free of charge through our website at www.flarock.com, as soon as reasonably practicable after we file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

                  DESCRIPTION OF CAPITAL STOCK

     The following summary description of our capital stock is based on the provisions of our restated articles of incorporation and bylaws and the applicable provisions of the Florida Business Corporation Act. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the Florida Business Corporation Act. For information on how to obtain copies of our articles of incorporation and bylaws, see "Where You Can Find Additional Information."

Authorized Capital

     We currently have authority to issue 100,000,000 shares of our common stock, par value $.10 per share, and 10,000,000 shares of preferred stock, no par value per share. The only equity securities outstanding are shares of common stock. As of December 13, 2005, there were 65,547,811 shares of our common stock issued and outstanding.

Common Stock

Voting Rights

     Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of common stock have no cumulative voting rights with respect to the election of directors (e.g., a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors).

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends (subject to the prior dividend rights of holders of any preferred stock then outstanding) at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or other rights to purchase any securities of Florida Rock.

     Upon the liquidation, dissolution or winding up of Florida Rock, the holders of our common stock are entitled to receive pro rata the assets of Florida Rock which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

     There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

     Certain provisions of our Restated Articles of Incorporation make Florida Rock a less attractive target for acquisition by an outsider who does not have the support of our Board of Directors. These provisions provide: (1) that only the Board of Directors, the President or holders of 50% of all of the votes entitled to be cast on any issue have the power to call a special meeting of shareholders; (2) that our shareholders are prohibited from taking action without a meeting; (3) for a classified Board consisting of three classes; (4) that directors may only be removed for "cause", which is defined for these purposes as  a
conviction    of   a   felony,     declaration     of     unsound
mind  by  a  court  order,  adjudication   of  bankruptcy,   non-
acceptance of office or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to Florida
Rock   in  a   matter   of   substantial importance   to  Florida
Rock and such adjudication no longer being subject to direct appeal; (5) that nominations by shareholders may be made only by written notice; (6) that certain business transactions will require  the affirmative  vote of the holders of at least 75%  of
the  shares entitled  to  vote;   and (7) that at least  75%  of
the  shares entitled to vote must approve certain  amendments to
the Restated Articles  of  Incorporation,  as amended.   While  the
foregoing provisions will not necessarily prevent takeover attempts, they may discourage an attempt to obtain control of Florida Rock in
a transaction  not approved by Florida Rock's Board of   Directors
by  making   it  more  difficult  for a third   party  to  obtain
control in a short time.

Listing

     Our outstanding shares of common stock are listed on the New
York Stock Exchange under the symbol "FRK." The transfer agent and registrar for our common stock is Wachovia Bank, N.A.

Preferred Stock

     Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the number of shares constituting such series and the rights and preferences thereof, including dividend rights, voting rights, terms of redemption and liquidation preferences. As of the date of this Prospectus, we have no Preferred Stock outstanding.

       Our board of directors established Series A Junior Participating Preferred Stock ("Series A Stock") consisting of 75,000 shares. Each share of Series A Stock will be entitled to 100 votes on all matters submitted to a vote of shareholders. Series A Stock is not redeemable or convertible into any other security. Each share of Series A Stock has a minimum cumulative preferential quarterly dividend rate equal to the greater of $1.00 per share or 100 times the aggregate per share amount of the dividend declared on common stock in the related quarter. In the event of liquidation, shares of Series A Stock will be entitled to the greater of $100 per share plus any accrued and unpaid dividends or 100 times the payment to be made per share of common stock. No shares of Series A Stock are presently outstanding, and no shares are expected to be issued except in connection with the shareholder rights plan referred to below. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Shareholder Rights Plan

     We have adopted a shareholder rights plan. Under the shareholder rights plan, we distributed to shareholders a dividend of eight rights per twenty-seven shares of our common stock (after adjustment for stock splits). When exercisable, each right will permit the holder to purchase from us of a share of Series A Stock at a purchase price of $145 per one one-hundredth of a share of Series A Stock. The rights generally become exercisable if a person or group acquires 15% or more of our common stock or commences a tender offer that could result in such person or group owning 15% or more of our common stock. If certain subsequent events occur after the rights first become exercisable, the rights may become exercisable for the purchase of shares of our common stock, or of an acquiring company, having a value equal to two times the exercise price of the right. In general, the rights may be redeemed by us at $0.01 per right at any time prior to the rights becoming exercisable. The rights expire on September 30, 2009 unless terminated earlier in accordance with the shareholder rights plan. The rights are attached to our common stock and any reference to the common stock in this prospectus includes the rights.

             DESCRIPTION OF SECURITIES WE MAY OFFER

      Our common stock is described in this prospectus under the heading "Description of Capital Stock." The terms of any other securities that we offer will be described in a prospectus supplement.

               RATIO OF EARNINGS TO FIXED CHARGES

      Florida Rock's consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

                                        For the Fiscal Year Ended
                            ------------------------------------------------
                            Sept. 30, Sept. 30, Sept. 30, Sept. 28, Sept. 29
                               2005     2004      2003      2002      2001
                            ------------------------------------------------

Ratio of earnings to fixed
   charges (a)............    73.80    45.37      34.61    19.49     10.24

(a)   For  purposes  of the ratio of earnings to  fixed  charges:
"earnings" is computed by adding (i) pretax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees, (ii) fixed charges, (iii) amortization of capitalized interest, (iv) distributed income of equity investees, and (v) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and then subtracting interest capitalized and the minority interest in pretax income of subsidiaries that have not incurred fixed charges; and "fixed charges" represent interest expensed and capitalized plus that portion of rent expense that approximates the interest factor included in rent expense (for this purpose, we have assumed that the interest factor is one-third of rent expense).

                         USE OF PROCEEDS

      We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

                    SELLING SECURITY HOLDERS

     If this prospectus is used by any selling security holder to resell any security, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus.

                   VALIDITY OF THE SECURITIES

     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by McGuireWoods LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.


                             EXPERTS

      The  consolidated  financial  statements  and  schedule  of
Florida  Rock  Industries, Inc. and subsidiaries as of  September
30,  2005,  and  for  the  year ended  September  30,  2005,  and management's assessment of the effectiveness of internal  control over  financial  reporting as of September  30,  2005  have  been incorporated by reference herein in reliance upon the reports  of
KPMG   LLP,   independent  registered  public  accounting   firm,
incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements and schedule of Florida Rock Industries, Inc. and subsidiaries as of September 30, 2004, and for the years ended September 30, 2004 and 2003, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche, LLP independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

     The following is a statement of the expenses (all of which are estimated) to be incurred in connection with a distribution of the securities registered under this registration statement.

Securities and Exchange Commission filing fee*..........  $*
NASD fees................................................ 75,500
Rating agency fees and listing fees...................... 75,000
Legal fees and expenses.................................. 25,000
Accounting fees and expenses............................. 20,000
Transfer Agents', Trustees' and Depositary's
   fees and expenses..................................... 60,000
Printing and engraving................................... 75,000
Miscellaneous............................................ 10,000

 Total..................................................$340,500

* The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

Item 15.  Indemnification of Directors and Officers

     Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Company as a Florida corporation to indemnify a director, officer, employee, or agent of the Company, or any person serving at the request of the Company in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act, brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving in such capacity with respect to another entity at the request of the Company. With respect to actions, other than in the right of the Company, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contedere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      With respect to any action threatened, pending or completed in the right of the Company to procure a judgment in its favor against any such person, the Company may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Company unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

      Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Company or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

      If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then
unless   pursuant   to  a  determination   made   by   a   court,
indemnification by the Company shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

           (a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

           (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) by independent legal counsel selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Company has maintained an insurance policy which insures directors and officers of the Company against amounts the directors or officers are obligated to pay in respect of their respective legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, includes damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

      The Articles of Incorporation of the Company provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

      Article XI of the Articles of Incorporation of the Company provides as follows:

      "A. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at anytime as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

      B. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

      C. The corporation, its directors, officer, employees and agent shall be fully protected in taking any action or making any payment under this Article XI or refusing to do so, in reliance upon the advice of counsel.

     D. If any part of this Article XI shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected."

Item 16.  Exhibits

1.1     Form of Underwriting Agreement. (a)

4.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

4.1(b) Amendment   to  Restated  Articles  of  Incorporation
       (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c) Amendment to Restated Articles  of  Incorporation
       (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

4.1(d) Amendment   to  Restated  Articles  of  Incorporation
       (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.1(e) Amendment   to  Restated  Articles  of  Incorporation
       (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5, 1999).

4.1(f) Amendment   to  Restated  Articles  of  Incorporation
       (incorporated   by  reference  from  the   Company's   Proxy
       Statement filed on December 17, 2004).

4.2(a) Restated Bylaws (incorporated by reference from Exhibit
       3(ii)(a)  to  the  Company's Form 10-K for  the  year  ended
       September 30, 1993).

4.2(b) Amendment to Restated Bylaws adopted October  5,  1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

4.2(c) Amendment to Restated Bylaws adopted February 4,  1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.2(d) Amendment  to Restated Bylaws adopted on May  5,  2004
       (incorporated by reference from Exhibit 3(b)(5) to the Company's Form 10-Q for the quarter ended June 30, 2004).

4.3 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

5.1    Opinion of McGuireWoods LLP. (b)

12.1 Statement regarding computation of ratios of earnings to fixed charges. (b)

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm. (b)

23.2 Consent of KPMG LLP, independent registered public accounting firm. (b)

(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

(b)    Filed herewith.

Item 17.  Undertakings

     Each of the undersigned registrants hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   to  include  any prospectus required  by  Section
                10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     That , for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)  Any  free  writing  prospectus  relating  to  the
     offering   prepared  by  or  on  behalf  of  an  undersigned
     Registrant   or  used  or  referred  to  by  an  undersigned
     Registrant;

          (iii)       The  portion  of  any  other  free  writing
     prospectus  relating  to  the offering  containing  material
     information   about   an  undersigned  Registrant   or   its
     securities  provided  by  or on  behalf  of  an  undersigned
     Registrant; and

          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 19th day of December, 2005.

                                   FLORIDA ROCK INDUSTRIES, INC.


                                   By /S/ John D. Baker II
                                    ___________________________
                                      John D. Baker II
                                      President and CEO



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John D. Baker II and John D. Milton, Jr., and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, herby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of December, 2005.

          Signature                     Title
          ---------                     ------

/s/  John  D.  Baker II                 President, Chief Executive
-----------------------------------     Officer and Director
     John  D.  Baker II                 (Principal Executive Officer)


/s/ John D. Milton, Jr.                 Executive Vice President and
------------------------------------    Chief Financial Officer
    John D. Milton, Jr.                 (Principal Financial Officer)


/s/  Wallace  A. Patzke, Jr.            Vice President and Controller
------------------------------------   (Principal Accounting Officer)
     Wallace  A. Patzke, Jr.


/s/  Edward  L.  Baker                  Chairman of the Board of Directors
-------------------------------------
     Edward L. Baker


/s/  Thompson S. Baker II                Vice President  and Director
-------------------------------------
     Thompson S. Baker II

/s/ Alvin R. Carpenter                    Director
-------------------------------------
    Alvin R. Carpenter


/s/ Robert P. Crozer                      Director
-------------------------------------
    Robert P. Crozer


/s/ John A. Delaney                       Director
-------------------------------------
    John A. Delaney


/s/ J. Dix Druce, Jr.                     Director
-------------------------------------
    J. Dix Druce, Jr.


/s/ Luke E. Fichthorn III                 Director
-------------------------------------
    Luke E. Fichthorn III


/s/ William P. Foley III                  Director
-------------------------------------
    William P. Foley III


/s/ Francis X. Knott	                  Director
-------------------------------------
    Francis X. Knott


/s/ William H. Walton III                 Director
-------------------------------------
    William H. Walton III

                          EXHIBIT INDEX
                          -------------

1.1      Form of Underwriting Agreement. (a)

4.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

4.1(b)  Amendment to Restated  Articles  of  Incorporation
        (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c)  Amendment   to  Restated  Articles  of  Incorporation
        (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

4.1(d)  Amendment   to  Restated  Articles  of  Incorporation
        (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.1(e)  Amendment   to  Restated  Articles  of  Incorporation
        (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5, 1999).

4.1(f)  Amendment   to  Restated  Articles  of  Incorporation
        (incorporated   by  reference  from  the   Company's   Proxy
        Statement filed on December 17, 2004).

4.2(a)  Restated Bylaws (incorporated by reference from Exhibit
        3(ii)(a) to the Company's Form 10-K for the year ended September 30, 1993).

4.2(b)  Amendment to Restated Bylaws adopted October  5,  1994
        (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

4.2(c)  Amendment to Restated Bylaws adopted February 4,  1998
        (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.2(d)  Amendment  to Restated Bylaws adopted on May  5,  2004
        (incorporated by reference from Exhibit 3(b)(5) to the Company's Form 10-Q for the quarter ended June 30, 2004).

4.3 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

5.1     Opinion of McGuireWoods LLP. (b)

12.1 Statement regarding computation of ratios of earnings to fixed charges. (b)

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm. (b)

23.2   Consent   of  KPMG  LLP,  independent  registered   public
       accounting firm. (b)

                                                      Exhibit 5.1
                  [McGUIREWOODS LLP LETTERHEAD]


                        December 19, 2005


Florida Rock Industries, Inc.
155 E. 21st Street
Jacksonville, Florida 32206

Ladies and Gentlemen:

     We have advised Florida Rock Industries, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), debt securities, preferred stock, common stock, warrants, purchase contracts, units and rights (collectively, the "Securities"), to be offered from time to time by the Company or by selling security holders to be designated in the future on terms to be determined at the time of the offering. Terms used and not defined herein shall have the meanings given to them in the Registration Statement.

     We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

     On the basis of such examination and review, we advise you that, in our opinion, when the terms of any class or series of the  Securities  of  which the Company is the  issuer  have  been authorized by appropriate action of the Company and have been issued and sold as described in the Registration Statement, as it may be amended, the prospectus, the applicable prospectus supplement and any underwriting or similar sales or distribution agreement and, with respect to debt securities, when such debt securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then (i) the Securities of which the Company is the issuer will be legally issued and, with respect to shares of preferred stock and common stock, fully-paid and non-assessable and (ii) the debt securities will be validly authorized and issued and binding obligations of the Company, enforceable against the Company in
accordance with their  terms, subject   to   bankruptcy, insolvency,
fraudulent   transfer, reorganization, moratorium  and   similar laws
of   general applicability relating to or affecting creditors' rights and  to general equity principles.

     We  hereby  consent  to the filing of  this  opinion  as  an exhibit to the Registration Statement and to references to us under the heading "Validity of the Securities" in the prospectus that is part of the Registration Statement, and in any supplements thereto. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   /s/ McGuireWoods LLP

                                                     Exhibit 12.1


Statement Regarding Computation of Ratio of Earnings to Fixed Charges


Florida Rock Industries, Inc.
Ratio of Earnings to Fixed Charges
(in thousands except ratios)



                                                   Years ended September 30,

                                       2005       2004      2003      2002      2001

Earnings
  Income before income taxes          $255,632   $177,953  $116,308  $106,320  $106,920
  Adjustments to income before taxes
    Minority interest loss                   0       (354)     (539)     (394)     (896)
    Equity in net earnings of affiliates  (512)    (1,096)     (972)      (40)      504
                                      ---------   --------  --------  --------  --------

Income before taxes, minority interest
  and equity                           255,120    176,503   114,797   105,886   106,528
Adjustments for:
  Fixed charges                          3,518      4,005     3,416     5,724    11,530
  Interest capitalized                       0          0         0       (51)       (9)
  Distributions from affiliates            984      1,202         0         0         0
                                       -------    -------   -------   -------    -------

Earnings                              $259,622   $181,710  $118,213  $111,559  $118,049
                                      --------   --------  --------  --------  --------
Fixed charges
  Interest expense                    $  1,555   $  2,126  $  1,853  $  3,862  $  9,891
  Interest capitalized0                      0          0         0        51         9
  Interest included in rent expense      1,963      1,879     1,563     1,811     1,630
                                      --------   --------  --------   -------  --------

  Total fixed charges                 $  3,518   $  4,005  $  3,416  $  5,724  $ 11,530
                                      --------   --------  --------   -------   -------

Ratio of earnings to fixed charges       73.80      45.37     34.61     19.49     10.24
                                      ========    =======  ========   =======   =======
Computation of interest portion of
rental expense
  Rent expense                        $  5,894   $  5,644  $  4,693  $  5,439  $  4,896
  Interest factor                        0.333      0.333     0.333     0.333     0.333
                                      --------    -------   -------    -------  -------
  Interest included in rent expense   $  1,963   $  1,879  $  1,563  $  1,811  $  1,630
                                      ========     ======   =======    =======   ======


                                                     Exhibit 23.1


   Consent of Independent Registered Public Accounting Firm


     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 2004 (December 14, 2005 as to the effects of the stock split described in Note 1), relating to the consolidated financial statements and the financial statement schedule of Florida Rock
Industries, Inc., appearing in and incorporated by reference   in
the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2005 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Deloitte & Touche
---------------------
    Deloitte & Touche

Jacksonville, Florida
December 14, 2005

                                                     Exhibit 23.2


    Consent of  Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Florida Rock Industries, Inc.:

We consent to the use of our reports dated December 14, 2005, with respect to the consolidated balance sheet of Florida Rock Industries, Inc. as of September 30, 2005, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for the year ended September 30, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
------------
    KPMG LLP

Jacksonville, Florida
December 14, 2005